Exhibit 4.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

by and among

National MENTOR, Inc.

and

Banc of America Securities LLC

J.P. Morgan Securities Inc.

UBS Investment Bank

CIBC World Markets Corp.

Dated as of November 4, 2004

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of November 4, 2004, by and among National MENTOR, Inc., a Delaware corporation (the “Company”), the guarantors listed in Schedule A hereto (each, a “Guarantor” and, together, the “Guarantors”) and Banc of America Securities LLC, J.P. Morgan Securities Inc., UBS Investment Bank, and CIBC World Markets Corp. (each an “Initial Purchaser” and, together, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 9-5/8% Senior Subordinated Notes due 2012 (the “Initial Notes”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated as of October 27, 2004 (the “Purchase Agreement”), by and among the Company, the Guarantors and the Initial Purchasers (i) for your benefit and (ii) for the benefit of the holders from time to time of the Notes (including you).  In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(i) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1.  Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest Payment Date:  With respect to the Initial Notes, each Interest Payment Date.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  Any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by law to close.

Closing Date:  The date of this Agreement.

Commission:  The Securities and Exchange Commission.

Company:  As defined in the preamble hereto.

Consummate:  A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

Delay Period:                    As defined in Section 4(a).

Effectiveness Target Date:  As defined in Section 5 hereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Exchange Notes: The Company’s 9-5/8% Senior Subordinated Notes due 2012, of the same series under the Indenture as the Initial Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

Exchange Offer:  The registration by the Company under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities (subject to the terms and conditions of such offer) the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exempt Resales:  The transactions in which the Initial Purchasers propose to sell the Initial Notes to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act, and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

Guarantors:  As defined in the preamble hereto.

Holders:  As defined in Section 2(b) hereof.

Indemnified Holder:  As defined in Section 8(a) hereof.

Indenture:  The Indenture, dated as of November 4, 2004, among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes:  The 9-5/8% Senior Subordinated Notes due 2012, of the same series under the Indenture as the Exchange Notes, for so long as such securities constitute Transfer Restricted Securities.

Initial Placement:  The issuance and sale by the Company of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers:  As defined in the preamble hereto.

Interest Payment Date:  As defined in the Indenture and the Notes.

NASD:  National Association of Securities Dealers, Inc.

Notes:  The Initial Notes and the Exchange Notes.

Person:  An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement:  As defined in the preamble hereto.

Registration Default:  As defined in Section 5 hereof.

Registration Statement:  Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act:  The Securities Act of 1933, as amended.

Shelf Filing Deadline:  As defined in Section 4 hereof.

Shelf Registration Statement:  As defined in Section 4 hereof.

Transfer Restricted Securities:  Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Note is eligible to be distributed to the public pursuant to Rule 144(k) under the Securities Act or by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

Trust Indenture Act:  The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa 77bbbb) as in effect on the date of the Indenture.

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.  Securities Subject to this Agreement.

(a)  Transfer Restricted Securities.  The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)  Holders of Transfer Restricted Securities.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.  Registered Exchange Offer.

(a)  Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantors shall, upon and subject to the terms and conditions contained in this Agreement, (i) use their reasonable best efforts to cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 360 days after the Closing Date, an Exchange Offer Registration Statement under the Securities Act, (ii) use their reasonable best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the filing date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer.  The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Securities and resales of Notes held by Broker-Dealers as contemplated by Section 3(c) below.

(b)  The Company and the Guarantors shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed to the Holders.  The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Notes shall be included in the Exchange Offer Registration Statement.  The Company and the Guarantors shall use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 Business Days after the Effectiveness Target Date.

(c)  The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange

Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

In the event that the Company receives written notice from a Broker-Dealer within 30 days of the Consummation of the Exchange Offer that such Broker-Dealer holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making or similar activities, the Company and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4.  Shelf Registration.

(a)  Shelf Registration.  If (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 45 Business Days after the Effectiveness Target Date, or (iii) with respect to any Holder upon notice to the Company prior to the 20th day following Consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or one of its affiliates, then, upon such Holder’s request, the Company and the Guarantors shall:

(x)  use their reasonable best efforts to cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the earlier to occur of (1) the 90th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement (but in no event prior to 360 days after the Closing Date), and (2) the 90th day after the date on which the Company receives notice from a Holder as contemplated by clause (i) above (but in no event prior to 360 days after the Closing Date), (such earliest date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y)  use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 180th day after the Shelf Filing Deadline.

The Company and the Guarantors shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement); provided, however, that the Company shall not be obligated to amend such Shelf Registration Statement after it has been declared effective by the Commission more than one time per quarterly period to add additional Holders.  Notwithstanding the foregoing (and anything else to the contrary in this Agreement), the Company and the Guarantors may allow the Shelf Registration Statement to cease to be effective (a “Delay Period”) if the board of directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or the Guarantors, and the Company notifies the Holders of Transfer Restricted Securities named in such Shelf Registration Statement within two Business Days after such board of directors makes such determination; provided, however, that the period referred to in this Section 4(a) during which the Company and the Guarantors agree to use their reasonable best efforts to keep such Shelf Registration Statement effective shall be extended by the number of days during which such Shelf Registration Statement was not effective pursuant to the foregoing provision; provided, further, that in the event that any Delay Period occurs for a continuous period in excess of 30 days, a Registration Default (as defined below) shall be deemed to have occurred on the 31st day of such Delay Period, and additional interest shall be payable in accordance with  Section 5 below from the day such Registration Default occurs until such Registration Default is cured or until the Company and the Guarantors are no longer required pursuant to this Agreement to keep such Shelf Registration Statement effective, supplemented and amended; and provided, further, that in no event shall the total of all Delay Periods exceed 60 days in the aggregate of any 12-month period.  The Holders shall treat as confidential the existence of any such Delay Period.

(b)  Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  No Holder shall be entitled to additional interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such reasonably requested information within the required timeframe.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.  Additional Interest.  If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (iii) the Exchange Offer has not been Consummated within 45 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company and the Guarantors hereby jointly and severally agree that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum.  Additional interest will not be payable pursuant to more than one provision of this Section 5 at any time.  Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

SECTION 6.  Registration Procedures.

(a)  Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i)  If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the

Guarantors hereby agree that the Company and the Guarantors will seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities.  The Company and the Guarantors hereby agree that each of the Company and the Guarantors will pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy.  The Company and the Guarantors hereby agree, however, that each of the Company and the Guarantors will (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii)  As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business.  In addition, all such Holders shall otherwise cooperate in the Company’s preparations for the Exchange Offer.  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Exchange Notes to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Company.

(b)  Shelf Registration Statement.  In connection with the Shelf Registration Statement, if any, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company and the Guarantors will prepare and file with the Commission, within the time periods set forth in Section 4, a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c)  General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company and the Guarantors shall:

(i)  subject to the last paragraph of Section 4(a), use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii)  subject to the last paragraph of Section 4(a), (A) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; (B) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and (C) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)  advise the underwriter(s), if any, and, with respect to any Shelf Registration Statement, the selling Holders or any Broker-Dealer from which the Company has received an address for notifications, in each case promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)  if requested, furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within three Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period).  The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

(v)  promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the representatives of the Company and Guarantors available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(vi)  in the case of any Shelf Registration Statement and subject to reasonable and customary confidentiality agreements being entered into, make available at reasonable times for inspection by the Initial Purchasers, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

(vii)  in the case of any Shelf Registration Statement, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any such Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii)  in the case of any Shelf Registration Statement, cause the Transfer Restricted Securities covered by such Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

(ix)  in the case of any Shelf Registration Statement, furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of such Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x)  in the case of any Shelf Registration Statement, deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may  request; the Company and the Guarantors hereby consent, subject to the terms and conditions of this Agreement, to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi)  in the case of any Shelf Registration Statement, upon the request of Holders who collectively hold an aggregate principal amount of Transfer Restricted Securities in excess of 25% of the amount of outstanding Transfer Restricted Securities (the “Requesting Holders”), enter into, and cause the Guarantors to enter into, an underwriting agreement, and make, and cause the Guarantors to make, such representations and warranties, and take all such other actions in connection therewith, in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any such Shelf Registration Statement, all to such extent as may be requested by the Requesting Holders in connection with any sale or resale pursuant to any Shelf Registration Statement; provided, however, that the Company and the Guarantors shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted

Securities; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

(A)  upon the request of the Requesting Holders, furnish to the Requesting Holders, and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, or upon the effectiveness of the Shelf Registration Statement:

(1)  a certificate, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (iii) and (iv) of Section 5(e) (to the extent that such paragraphs reference the Company) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2)  an opinion, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company and the Guarantors, covering the matters set forth in paragraph (c) of Section 5 of the Purchase Agreement and such other matters as such parties may reasonably request; and

(3)  a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B)  set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)  deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantors pursuant to this clause (xi), if any.

If at any time the representations and warranties of the Company and the Guarantors contemplated in clause (A)(1) above cease to be true and correct, the Company or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii)  prior to any public offering of Transfer Restricted Securities, cooperate with, and cause the Guarantors to cooperate with, the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii)  shall issue, upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the Company for cancellation;

(xiv)  cooperate with, and cause the Guarantors to cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

(xv)  use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

(xvi)  if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, subject to the last paragraph of Section 4(a), prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xvii)  provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the

Indenture with printed certificates for the Exchange Notes which are in a form eligible for deposit with the Depositary Trust Company;

(xviii)  cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the NASD;

(xix)  otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xx)  cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with, and cause the Guarantors to cooperate with, the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute, and cause the Guarantors to execute, and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xxi)  cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities covered by the Registration Statement or the managing underwriter(s), if any; and

(xxii)  provide promptly to each selling Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act, unless such documents are otherwise publicly available on the Commission’s EDGAR system.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense)

all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(C) or 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; however, no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5.

(d)                                 The Company and the Guarantors may require each Holder as to which any registration is being effected to furnish to the Company and the Guarantors such information regarding such Holder and such Holder’s intended method of distribution of the applicable Transfer Restricted Securities as the Company and the Guarantors may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act.

SECTION 7.  Registration Expenses.

(a)  All expenses incident to the Company’s or the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation:  (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) below, the Holders; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or any Guarantor.

(b)  In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

(c)                                  The Company and the Guarantors shall not have any obligation to pay any underwriting discounts or commissions or any transfer taxes relating to the disposition of a Holder’s Transfer Restricted Securities or any fees and disbursements of any counsel or other advisors or experts retained by such Holder, other than the counsel or experts specifically referred to in clauses (a) or (b) above.

SECTION 8.  Indemnification.

(a)  The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying  or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein; provided that with respect to any such untrue statement or omission from any preliminary prospectus relating to a Registration Statement, the indemnity provisions of this paragraph shall not inure to the benefit of any Broker-Dealer to the extent that the sale to the person asserting any such loss, claim, damage, liability or expense was an initial resale by such Broker-Dealer and any such loss, claim, damage, liability or expense of or with respect to such Broker-Dealer results from the fact that both (i) a copy of the final prospectus (or the prospectus as then amended or supplemented) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such prospectus was corrected in the final prospectus (or the prospectus as amended or supplemented) unless, in either case, such failure to deliver the prospectus was a result of non-compliance by the Company with the provisions of Section 6 hereof.  This indemnity agreement shall be in addition to any liability that the Company and the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing (provided, that the failure to give such notice shall not relieve the Company or the Guarantors of their respective obligations pursuant to this Agreement, except to the extent that it has been materially prejudiced by such failure). If any such action or proceeding shall be brought or asserted against an Indemnified Holder and it shall have notified the Company and the Guarantors thereof, the Company and/or the Guarantors shall retain counsel reasonably satisfactory to the Indemnified Holder to represent the Indemnified Holder and any others entitled to indemnification pursuant to this Section 8 that the Company and/or the Guarantors, as applicable, may designate in such action or proceeding and shall pay the fees and expenses of such counsel related to such action or proceeding, as incurred.  Such Indemnified Holder shall have the right to employ its own counsel in any such action or proceeding, but the fees and expenses of such counsel shall be paid by such Indemnified Holder unless (i) the Company and the Indemnified Holder shall have mutually agreed to the contrary; (ii) the Company and the Guarantors shall have failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Holder; and (iii) the named parties in any such action or proceeding (including any impleaded parties) include both the Company and the Guarantors, on the one hand, and the Indemnified Holder, on the other hand, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders.  The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s prior written consent, which consent shall not be withheld unreasonably, and the Company and the Guarantors agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company.  The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b)  Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors and their respective directors, officers of the Company who sign a Registration Statement, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement.  In case any action or proceeding shall be brought against the Company, any Guarantor, any such controlling person or any such officer, director, partner, employee, representative or agent in respect of which indemnity may be sought against a Holder pursuant to this Section 8(b), such Holder shall have the rights and duties given the Company and the Company or such other parties indemnified pursuant to this Section 8(b) shall have the rights and duties given to each Holder by the preceding paragraph.  This indemnity agreement shall be in addition to any liability that the Holders may otherwise have.

(c)  If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand, and the Holders on the other hand, from the Initial Placement (which in the case of the Company shall be deemed to be equal to the total gross proceeds from the Initial Placement as set forth on the cover page of the Offering Memorandum), or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors on the one hand, and of the Indemnified Holder on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company and the Guarantors on the one hand, and the Indemnified Holder on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Guarantors or by the Indemnified Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, each Guarantor and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total proceeds received by such Holder in connection with the sale of its Notes, or, in the case of an Initial Purchaser, the total discount received by such Initial Purchaser with respect to the sale of its Initial Notes, exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

SECTION 9.  Rule 144A.  The Company and the Guarantors each hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10.  Participation In Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.  Selection Of Underwriters.  Pursuant to Section 6(c)(xi), Requesting Holders whose Transfer Restricted Securities are covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 12.  Miscellaneous.

(a)  Remedies.  The Company and the Guarantors each hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company or any of the Guarantors of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)  No Inconsistent Agreements.  The Company will not, and will cause the Guarantors not to, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Neither the Company nor any Guarantor has entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c)  Adjustments Affecting the Notes.  Neither the Company nor any Guarantor will take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d)  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities.  Notwithstanding the foregoing, a waiver or consent to a departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)  if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

(ii)  if to the Initial Purchasers:

Banc of America Securities LLC
40 West 57th Street
27th Floor
New York, NY  10019
Fax:  646-313-4803
Attention:  Legal Department

(iii)  if to the Company and the Guarantors:

National MENTOR Holdings, Inc.
313 Congress Street, 6th Floor
Boston, MA  02210
Facsimile:  617-790-4940
Attention:  Christina Pak, Esq.

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL  60601
Facsimile:  312-660-0522
Attention:  James S. Rowe, Esq.

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

(j)  Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)  Entire Agreement.  This Agreement, together with the Purchase Agreement, the Notes, the DTC Letter of Representations (as defined in the Purchase Agreement) and the Indenture, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NATIONAL MENTOR, INC.

By:	/s/ John W. Gillespie
Name:	John W. Gillespie
Title:	Vice President and Assistant
Treasurer

GUARANTORS:

NATIONAL MENTOR HOLDINGS, INC.
NATIONAL MENTOR, LLC
NATIONAL MENTOR SERVICES, LLC
FAMILY ADVOCACY SERVICES, LLC
NATIONAL MENTOR SERVICES, INC.
MENTOR MANAGEMENT, INC.
NATIONAL MENTOR HEALTHCARE, LLC
CAROLINA BEHAVIORAL SERVICES, LLC
CENTER FOR COMPREHENSIVE SERVICES, INC.
ILLINOIS MENTOR, INC.
REHABILITATION ACHIEVEMENT CENTER, INC.
MASSACHUSETTS MENTOR, INC.
LLOYD’S LIBERTY HOMES, INC.
UNLIMITED QUEST, INC.
FIRST STEP INDEPENDENT LIVING PROGRAM, INC.
HORRIGAN COLE ENTERPRISES, INC.
OHIO MENTOR, INC.
SOUTH CAROLINA MENTOR, INC.
MENTOR MARYLAND, INC.
REM, INC.

Registration Rights Agreement Signature Page

REM ARIZONA, INC.
REM ARIZONA REHABILITATION, INC.
REM ARROWHEAD, INC.
REM ATLANTIC, INC.
REM CENTRAL LAKES, INC.
REM COLORADO, INC.
REM COMMUNITY OPTIONS, INC.
REM CONNECTICUT COMMUNITY SERVICES, INC.
REM CONSULTING & SERVICES, INC.
REM CONSULTING OF OHIO, INC.
REM COUNCIL BLUFFS, INC.
REM DEVELOPMENTAL SERVICES, INC.
REM HEALTH, INC.
REM HEALTH OF IOWA, INC.
REM HEALTH OF WISCONSIN, INC.
REM HEALTH OF WISCONSIN II, INC.
REM HEARTLAND, INC.
REM HENNEPIN, INC.
REM HOME HEALTH, INC.
REM INDIANA, INC.
REM INDIANA COMMUNITY SERVICES, INC.
REM INDIANA COMMUNITY SERVICES II, INC.
REM IOWA COMMUNITY SERVICES, INC.
REM IOWA, INC.
REM LEADWAY, INC.
REM MANAGEMENT, INC.
REM MARYLAND, INC.
REM MINNESOTA COMMUNITY SERVICES, INC.
REM MINNESOTA, INC.
REM NEVADA, INC.
REM NEW JERSEY, INC.
REM NORTH DAKOTA, INC.
REM NORTH STAR, INC.

Registration Rights Agreement Signature Page

REM OHIO, INC.
REM OHIO WAIVERED SERVICES, INC.
REM OKLAHOMA COMMUNITY SERVICES, INC.
REM PENNSYLVANIA COMMUNITY SERVICES, INC.
REM RAMSEY, INC.
REM RIVER BLUFFS, INC.
REM SILS OF IOWA, INC.
REM SOUTH CENTRAL SERVICES, INC.
REM SOUTHWEST SERVICES, INC.
REM UTAH, INC.
REM WEST VIRGINIA, INC.
REM WISCONSIN, INC.
REM WISCONSIN II, INC.
REM WISCONSIN III, INC.
REM WOODVALE, INC.

By:	/s/ John W. Gillespie
Name:	John W. Gillespie
Title:	Vice President and Assistant Treasurer

Registration Rights Agreement Signature Page

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
UBS INVESTMENT BANK
CIBC WORLD MARKETS CORP.

By: BANC OF AMERICA SECURITIES LLC

By:	/s/ Mark Liggitt

Name: Mark Liggitt
Title: Vice President

Registration Rights Agreement Signature Page

SCHEDULE A

GUARANTORS

1.                                       NATIONAL MENTOR HOLDINGS, INC. (Delaware corporation)

2.                                       NATIONAL MENTOR, LLC (Delaware limited liability company)

3.                                       NATIONAL MENTOR SERVICES, LLC (Delaware limited liability company)

4.                                       FAMILY ADVOCACY SERVICES, LLC (Delaware limited liability company)

5.                                       NATIONAL MENTOR SERVICES, INC. (Delaware corporation)

6.                                       MENTOR MANAGEMENT, INC. (Delaware corporation)

7.                                       NATIONAL MENTOR HEALTHCARE, LLC (Delaware limited liability company)

8.                                       CAROLINA BEHAVIORAL SERVICES, LLC (Delaware limited liability company)

9.                                       CENTER FOR COMPREHENSIVE SERVICES, INC. (Illinois corporation)

10.                                 ILLINOIS MENTOR, INC. (Illinois corporation)

11.                                 REHABILITATION ACHIEVEMENT CENTER, INC. (Illinois corporation)

12.                                 MASSACHUSETTS MENTOR, INC. (Massachusetts corporation)

13.                                 LLOYD’S LIBERTY HOMES, INC. (California corporation)

14.                                 UNLIMITED QUEST, INC. (California corporation)

15.                                 FIRST STEP INDEPENDENT LIVING PROGRAM, INC. (California corporation)

16.                                 HORRIGAN COLE ENTERPRISES, INC. (California corporation)

17.                                 OHIO MENTOR, INC. (Ohio corporation)

18.                                 SOUTH CAROLINA MENTOR, INC. (South Carolina corporation)

19.                                 MENTOR MARYLAND, INC. (Maryland corporation)

20.                                 REM, INC. (Minnesota corporation)

21.                                 REM ARIZONA, INC. (Arizona corporation)

22.                                 REM ARIZONA REHABILITATION, INC. (Arizona corporation)

23.                                 REM ARROWHEAD, INC. (Minnesota corporation)

24.                                 REM ATLANTIC, INC. (Iowa corporation)

25.                                 REM CENTRAL LAKES, INC. (Minnesota corporation)

26.                                 REM COLORADO, INC. (Colorado corporation)

27.                                 REM COMMUNITY OPTIONS, INC. (West Virginia corporation)

28.                                 REM CONNECTICUT COMMUNITY SERVICES, INC. (Connecticut corporation)

29.                                 REM CONSULTING & SERVICES, INC. (Minnesota corporation)

30.                                 REM CONSULTING OF OHIO, INC. (Ohio corporation)

31.                                 REM COUNCIL BLUFFS, INC. (Minnesota corporation)

32.                                 REM DEVELOPMENTAL SERVICES, INC. (Iowa corporation)

33.                                 REM HEALTH, INC. (Minnesota corporation)

34.                                 REM HEALTH OF IOWA, INC. (Iowa corporation)

35.                                 REM HEALTH OF WISCONSIN, INC. (Wisconsin corporation)

36.                                 REM HEALTH OF WISCONSIN II, INC. (Wisconsin corporation)

37.                                 REM HEARTLAND, INC. (Minnesota corporation)

38.                                 REM HENNEPIN, INC. (Minnesota corporation)

39.                                 REM HOME HEALTH, INC. (Minnesota corporation)

40.                                 REM INDIANA, INC. (Indiana corporation)

41.                                 REM INDIANA COMMUNITY SERVICES, INC. (Indiana corporation)

42.                                 REM INDIANA COMMUNITY SERVICES II, INC. (Indiana corporation)

43.                                 REM IOWA COMMUNITY SERVICES, INC. (Iowa corporation)

44.                                 REM IOWA, INC. (Iowa corporation)

45.                                 REM LEADWAY, INC. (Minnesota corporation)

46.                                 REM MANAGEMENT, INC. (Minnesota corporation)

47.                                 REM MARYLAND, INC. (Maryland corporation)

48.                                 REM MINNESOTA COMMUNITY SERVICES, INC. (Minnesota corporation)

49.                                 REM MINNESOTA, INC. (Minnesota corporation)

50.                                 REM NEVADA, INC. (Nevada corporation)

51.                                 REM NEW JERSEY, INC. (New Jersey corporation)

52.                                 REM NORTH DAKOTA, INC. (North Dakota corporation)

53.                                 REM NORTH STAR, INC. (Minnesota corporation)

54.                                 REM OHIO, INC. (Ohio corporation)

55.                                 REM OHIO WAIVERED SERVICES, INC. (Ohio corporation)

56.                                 REM OKLAHOMA COMMUNITY SERVICES, INC. (Oklahoma corporation)

57.                                 REM PENNSYLVANIA COMMUNITY SERVICES, INC. (Pennsylvania corporation)

58.                                 REM RAMSEY, INC. (Minnesota corporation)

59.                                 REM RIVER BLUFFS, INC. (Minnesota corporation)

60.                                 REM SILS OF IOWA, INC. (Iowa corporation)

61.                                 REM SOUTH CENTRAL SERVICES, INC. (Minnesota corporation)

62.                                 REM SOUTHWEST SERVICES, INC. (Minnesota corporation)

63.                                 REM UTAH, INC. (Utah corporation)

64.                                 REM WEST VIRGINIA, INC. (West Virginia corporation)

65.                                 REM WISCONSIN, INC. (Wisconsin corporation)

66.                                 REM WISCONSIN II, INC. (Wisconsin corporation)

67.                                 REM WISCONSIN III, INC. (Wisconsin corporation)

68.                                 REM WOODVALE, INC. (Minnesota corporation)